Exhibit 10.16

                                 AUGUST 18, 2000


                      SAFETY COMPONENTS INTERNATIONAL, INC.
                       MANAGEMENT INCENTIVE BONUS PROGRAM
                                      2001


                                   THE "PLAN"

I.   OBJECTIVE

The Management Incentive Bonus Program (M.I.B.) is designed to compensate Key Management for obtaining and/or exceeding the goals set for Safety Components International, Inc. to include those key individuals in SCI Corporate, SCFTI, ASCI S.A. de C.V., ASCI Ltd., ASCI GmbH & Co. KG, and ASCI s.r.o..

II.  HOW THE PLAN WORKS

The plan consist of two parts; 1) Basic Plan: 90% Entry to 100% of forecasted target; and 2) Discretionary Plan: contribution for operating income and /return on assets in excess of 100% of forecasted target:

     A.   Basic Plan

          The M.I.B. for 2001 provides for a potential profit sharing cash payment contingent upon meeting a pre-established earnings goal based on OPERATING INCOME and RETURN ON ASSETS. Each Business Group will receive their potential "target bonus" from the Operating Income and Return on Assets from their own business unit. Participants from the Corporate Group will receive their potential "target bonus" from the Operating Income and Return on Assets of the SCI consolidated numbers.

     B.   Discretionary Plan

          The discretionary plan shall consist of funds contingent upon SCI Consolidated Operating Income ending the fiscal year in excess of 100% of the forecasted goal. This plan shall be funded by 20% of all Operating Income above the forecasted goal.

          This Plan will be distributed to those MIB participants, and others, that have demonstrated to have contributed most to the success of SCI during the preceding year. The funds will be allocated by the President and COO

Each participant has been selected based upon his/her leadership role in the success of his/her business unit and SCI.

Each participant has been assigned a target percentage of his/her salary, in effect as of January 1, 2001, which may be earned according to the business unit's performance and SCI's performance in relation to the goals which have been established. This individual percentage represents one hundred percent (100%) of that individuals "target bonus". The actual amount in terms of dollars will vary, up or down, depending on the final year end Operating Income and Return on Assets of their business unit.

To participate in the Plan a new employee who is eligible for the Plan must be employed no later than the first day of the third quarter of the fiscal year.

All bonus awards are based on individual performance and will be reviewed at year end, and in some cases may be modified by the President and COO.

The Base M.I.B. Pool for each business unit will be the accumulation of all individual M.I.B. target bonus amounts at 100% in each business unit, to be approved on a year to year basis. (See Appendix)

An "entry level" Operating Income and Return on Assets will be established each year by multiplying that years approved Operating Income and Return on Assets goals for the business unit by ninety (90) percent.

The "entry level" M.I.B. Pool will be based on fifty percent (50%) of the years approved M.I.B. Pool for the business unit.

III. PLAN GOALS FOR 2001 - (U.S. Dollars)

                                       SCFTI          ASCI            EUROPE        SCI(Consolidated)
                                       -----          ----            ------        -----------------
     A.   Operating Income-         $8,760,000    $4,520,000       $ 4,408,00          $11,340,000
          Entry level (90%)          7,884,000     4,068,000        3,967,200           10,206,000

     B.   Return on Assets-              20.5%         21.1%             9.6%                 9.0%
          Entry Level (90%)             18.45%        18.97%            8.64%                 8.1%
          Tangible Asset            42,829,000    21,453,000       45,930,000          125,861,000

     NOTE: All goals are based on the exchange rate as of April 1st of the fiscal year. Any changes in the exchange rate during the fiscal year will have no bearing on the forecasted goal.

III. INDIVIDUAL M.I.B. CALCULATION

     A. Minimum qualifying performance of 90% versus goals earns 50% of target bonus for operating income and return on assets respectively.

     B. Each 1% incremental qualifying performance versus goals above 90% increases the bonus on a pro-rata basis of 1/20th of the individual target bonus up to 100% of the target bonus.

V.   PLAN DISTRIBUTION

     Distribution will be made within 30 days following the receipt of the audited financials.

VI.  TERMINATION DURING THE PLAN YEAR

     Participant will be eligible for a pro-rata share of any potential distribution in the event employment terminates for any one of the following reasons:

     o    Death

     o    Disability

     o    Retirement with sufficient notice

VII. FUTURE PARTICIPATION

     This plan is approved on a year to year basis and may change from year to year. The Plan must be approved each year by the Board of Directors.

     Operating Income and Return On Assets targets are expected to improve each year as the performance of the Business Units increase. Therefore, goals are expected to reflect this improvement each year.

     Participation in one year does not guarantee participation in future years.

         Participation in the plan should not be considered as a contract or agreement of employment.

VIII. 2001 PARTICIPATION LIST AND INDIVIDUAL TARGET BONUS

     See Appendix attached:


     [See Excel "Bonus Calc021-6-00"]



                                       3